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As filed with the Securities and Exchange Commission on August 20, 2003

Registration No.333-107476

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOSSIL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2018505 (I.R.S. Employer Identification Number)
2280 North Greenville Avenue, Richardson, Texas 75082 (972) 234-2525 (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

T.R. Tunnell, Esq.
Executive Vice President and Chief Legal Officer
2280 North Greenville Avenue
Richardson, Texas 75082
(972) 699-2139
(Name, address, including zip code, and
telephone number, including area code, of agent for service)
Copy to: Ronald J. Frappier, Esq. Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200 Dallas, Texas 75202-2799 (214) 855-4500

        Approximate date of commencement of proposed sale to the public:    At such time or times after the effective date of this Registration Statement as the selling stockholders may determine.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reimbursement plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section said 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 1 to the Registration Statement on Form S-3 is being filed with the Commission solely for the purpose of filing the exhibits included herein and providing information regarding expenses in Part II, Item 14.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this registration statement. We will bear all of the expenses except as otherwise indicated.

SEC Registration Fee	$90.46
Printing and Engraving Fees and Expenses	$1,000
Legal Fees and Expenses	$2,000
Accounting Fees and Expenses	$12,000
Transfer Agent and Registrar Fees	*
Miscellaneous	$500
Total	$15,590.46

Item 16. Exhibits

        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of our company under the Securities Act of 1933 or the Exchange Act of 1934 as indicated in parenthesis:

EXHIBIT NUMBER			DESCRIPTION
5.1	**	—	Opinion of Jenkens & Gilchrist, a Professional Corporation, regarding legality of shares being registered.
10.1	*	—	Form Option Award Agreement
10.2	*	—	Form of Amendment to Option Award Agreement
10.3		—	1993 Long-Term Incentive Plan of Fossil, Inc. (incorporated by reference to Exhibit 10.2 of the Fossil, Inc. Registration Statement on Form S-1 (33-45357)).
23.1	*	—	Consent of Deloitte & Touche LLP.
23.2	**	—	Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5.1 hereof).
24.1	*	—	Powers of attorney. (included in the signature page of this Registration Statement).

*
Previously filed.
**
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing a Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on August 20, 2003.

FOSSIL, INC.
By:	/s/ Kosta N. Kartsotis Kosta N. Kartsotis President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Tom Kartsotis* Tom Kartsotis	Chairman of the Board of Directors (Principal Executive Officer)	August 20, 2003
/s/ Kosta N. Kartsotis Kosta N. Kartsotis	Chief Executive Officer, President and Director	August 20, 2003
/s/ Mike L. Kover* Mike L. Kovar	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2003
/s/ Michael W. Barnes* Michael W. Barnes	Director	August 20, 2003
/s/ Richard H. Gundy* Richard H. Gundy	Director	August 20, 2003
/s/ Jal S. Shroff* Jal S. Shroff	Director	August 20, 2003
/s/ Kenneth W. Anderson* Kenneth W. Anderson	Director	August 20, 2003
/s/ Alan J. Gold* Alan J. Gold	Director	August 20, 2003

/s/ Michael Steinberg* Michael Steinberg	Director	August 20, 2003
/s/ Donald J. Stone* Donald J. Stone	Director	August 20, 2003
* By:	/s/ Kosta N. Kartsotis Kosta N. Kartsotis Agent and Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER			DESCRIPTION
5.1	**	—	Opinion of Jenkens & Gilchrist, a Professional Corporation, regarding legality of shares being registered.
10.1	*	—	Form of Option Award Agreement
10.2	*	—	From of Amendment to Option Award Agreement.
10.3		—	1993 Long-Term Incentive Plan of Fossil, Inc. (incorporated by reference to Exhibit 10.2 of the Fossil, Inc. Registration Statement on Form S-1 (33-45357)).
23.1	*	—	Consent of Deloitte & Touche LLP.
23.2	**	—	Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5.1 hereof).
24.1	*	—	Powers of attorney (included in the signature page of this Registration Statement).

*
Previously filed.
**
Filed herewith.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution .
  Item 16. Exhibits
SIGNATURES
EXHIBIT INDEX